Exhibit 3.3

899072025

CERTIFICATE OF INCORPORATION OF AK MANAGEMENT CORPORATION

FIRST:	The name of the corporation (the “Corporation”) is: AK Management Corporation

SECOND:

(a) The address of the registered office of the Corporation in the State of Delaware is:

Corporation Trust Center

1209 Orange Street

City of Wilmington

County of New Castle

Delaware 19801

(b) The name of the Corporation’s registered agent at the address of its registered office is:

The Corporation Trust Company.

THIRD:	The purposes for which the Corporation is organized are: (a) to act as General Partner of a certain Delaware limited partnership (the “JV”), and to manage the affairs of the JV and (b) to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the laws of the State of Delaware.

FOURTH:

(a) The aggregate number of shares of stock which the Corporation shall have authority to issue is 200 shares of common stock with a par value of $1.00 per share, consisting of 100 shares of Class A stock and 100 shares of Class K stock.

(b) Except in the case of Excluded Securities (as defined below), in the event the corporation Issues (as defined below) any Stock (as defined below), the stockholders shall have preemptive rights as provided below.

1. The Corporation shall not Issue:

a. any Class A Stock of the Corporation without first delivering a written offer at a price and on such other terms as the Corporation may specify to the Class A stockholder. If there is more than one Class A stockholder, a like offer shall be delivered to each Class A stockholder for his Pro Rata Portion (as defined below) of the Stock to be Issued. Each offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by a writing delivered to the Corporation setting forth the number of Shares to be purchased (a “Notice of Acceptance”). If no Notice of Acceptance is delivered to the Corporation prior to the end of the 10-day period after delivery of the offer with respect to all or part of such Class A Stock so offered (“Unaccepted Stock”), such Unaccepted Stock shall be offered in writing at the same price and on the same terms to any other Class A Stockholder in accordance with such Class A Stockholder’s Adjusted Pro Rate Portion (as defined below). Each such offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance to the Corporation prior to the end of the 10- day period after delivery of the offer. Any Unaccepted Stock shall be offered in writing at the same price and on the same terms to the Class K stockholders. If there is more than one Class K stockholder, offers shall be delivered to each Class K stockholder for his Pro Rata Portion of the Unaccepted Stock. Each such offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance to the Corporation prior to the end of the 10-day period after delivery of the offer.

b. any Class K Stock of the Corporation without first delivering a written offer at a price and on such other terms as the Corporation may specify to the Class K stockholder. If there is more than one Class K stockholder, like offers shall be delivered to each Class K stockholder for his Pro Rata Portion of the Stock to be Issued. Each offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance setting forth the number of Shares to be purchased prior to the end of the 10-day period after delivery of the offer. If no Notice of Acceptance is delivered to the Corporation with respect to all or part of such Class K Stock so offered, the Unaccepted Stock shall be offered in writing at the same price and on the same terms to any other Class K Stockholder in accordance with such Class K Stockholder’s Adjusted Pro Rata Portion. Each such offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance to the Corporation prior to the end of the 10-day period after delivery of the offer. Any Unaccepted Stock shall be offered in writing at the same price and on the same terms to the Class A stockholders. If there is more than one Class A stockholder, offers shall be delivered to each Class A stockholder for his Pro Rata Portion of the Stock to be Issued. Each such offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance to the Corporation prior to the end of the 10-day period after delivery of the offer.

c. any Stock other than Class A or Class K Stock without first delivering a written offer at a price and on such other terms as the Corporation may specify to each existing holder of Stock. Such offer shall be made in accordance with each stockholder’s Pro Rata Portion of the Issue. Each offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance setting forth the number of Shares to be purchased prior to the end of the 10-day period after delivery of the offer. If no Notice of Acceptance is delivered to the Corporation with respect to all or part of such Class K Stock so offered, such Unaccepted Stock shall be offered in writing at the same price and on the same terms to any other stockholder in accordance with such Class K Stockholder’s Adjusted Pro Rata Portion. Each such offer shall be open and irrevocable for a period of 10 days from delivery, and may be accepted, in whole or in part, by the delivery of a Notice of Acceptance to the Corporation prior to the end of the 10- day period after delivery of the offer.

2. In the event that no Notice of Acceptance is given with respect to any of the Stock so offered, within 90 days after the end of the 10-day period following the last offer required hereunder, the Corporation may sell all or part of such Stock to any purchaser, but only at a price and on terms no more favorable than offered to the existing holders of Stock of the Corporation. Upon the closing, the stockholders who delivered Notices of Acceptance shall purchase from the Corporation, and the Corporation shall sell to such stockholders the Stock subject to the Notices of Acceptance at the price and on the terms originally offered by the Corporation.

3. Stock not purchased during this 90-day period may not be Issued unless under procedure specified herein.

4. For the purposes of this Exhibit A: (i) Stock shall include stock or a class of stock of the Corporation, any other security convertible into such stock or such class of stock, or any option warrant or other right to subscribe for, purchase or otherwise acquire any such stock or such class of stock; (ii) the Corporation shall be deemed to issue stock when it issues, sells or exchanges such stock, or agrees to issue sell or exchange such stock, or reserves or sets aside such stock for issuance, sale or exchange; (iii) the Pro Rata Portion of the holder of any class of Stock shall be the portion proportionate to the ratio which such stockholder’s holdings of such class of Stock bears to the total number of shares of such stock issued and outstanding; the Adjusted Pro Rata Portion the holder of any class of Stock shall be calculated in the same manner as the Pro Rata Portion, except that the number of shares of Stock issued and outstanding shall be reduced by the number of shares of Stock for which no Notice of Acceptance is given; for the purpose of calculating the Pro Rata Portion and the Adjusted Pro Rata

Portion, Stock convertible, exercisable or exchangeable for equity in the Corporation at the time of the delivery of an offer hereunder shall be considered issued and outstanding; and (iv) Excluded Securities are defined as common stock issued equally to all classes of stock as a stock dividend or upon any subdivision or combination of shares of common stock.

(c) At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of common stock standing in the name of such stockholder on the books of the Corporation.

FIFTH:

The powers of the Incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and address of the Incorporator are as follows:

John D. Hushon, Esquire

Arent, Fox, Kintner, Plotkin & Kahn

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036-5339

SIXTH:	Upon the termination of the powers of the Incorporator in accordance with Article FIFTH of this Certificate of Incorporation, the persons named by the Incorporator shall serve as the Board of Directors of the Corporation. They shall have and exercise any and all rights, power, privileges and discretionary authority granted or conferred upon Directors by this Certificate of Incorporation, the Bylaws of the Corporation, and the General Corporation Law or other statutes of the State of Delaware, until their successors are duly elected and have qualified.

SEVENTH:	The number of Directors of the Corporation shall be determined by and provided for in the manner set forth in the Bylaws of the Corporation, but shall not at any time be less than two (2). The holders of Class A stock shall have the right to elect 3 Class A Directors to the Board of Directors of the Corporation specified in the bylaws of the Corporation, and holders of Class K stock shall have the right to elect 3 Class K Directors to the Board of Directors of the Corporation specified in the bylaws of the Corporation, each to hold office until the next succeeding annual meeting of the stockholders or until his successor has been duly elected or qualified.

EIGHTH:	The Corporation shall have perpetual existence.

NINTH:	The private property or assets of the stockholders of the Corporation shall not be subject to the payment of debts of the Corporation to any extent.

TENTH:	The provisions for the regulation of the internal affairs of the Corporation shall be stated in the Bylaws of the Corporation, as they may be amended from time to time.

ELEVENTH:

(a) Subject to any contrary or limiting provision of the statutes of Delaware, the Corporation’s books may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Corporation’s Board of Directors or in the Corporation’s Bylaws.

(b) Elections of the Corporation’s Directors need not be by written ballot unless the Corporation’s Bylaws so provide.

TWELFTH:	The Corporation reserves the right to amend, alter, change, or repeal any provision of this Certificate of Incorporation of the Corporation by a vote of two-thirds of the shares issued and outstanding. All rights, powers, privileges and discretionary authority granted or conferred upon stockholders or Directors in this Certificate of Incorporation are granted subject to this reservation.

THIRTEENTH:	Any action required or permitted to be taken by the Board of Directors shall require an affirmative vote of at least one Class A Director and at least one Class K Director.

FOURTEENTH:	Subject to any contrary or limiting provisions of the statutes of the State of Delaware, this Certificate of Incorporation, or the Bylaws of the Corporation, the Board of Directors shall be authorized to adopt, amend or repeal the Bylaws and exercise any and all powers and privileges and to do any and all acts and things as may be exercised or done by the Corporation. However, no amendment or repeal of any valid Bylaws shall invalidate any prior valid action of the Board of Directors.

FIFTEENTH:	The Corporation shall indemnify each of the individuals who may be indemnified to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as it may be amended from time to time (“Section 145”), (i) in each and every situation where the Corporation is obligated to make such indemnification pursuant to Section 145, and (ii) in each and every situation where, under Section 145, the Corporation is not obligated, but is permitted or empowered, to make such indemnification. The Corporation shall promptly make or cause to be made any determination which Section 145 requires.

SIXTEENTH:	A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a Director, then a Director of the Corporation, in addition to the circumstances in which a Director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

By executing this Certificate of Incorporation, I hereby declare and certify that this is my act and deed and the facts stated in this Certificate of Incorporation are true.

Dated:	March 10, 1989

899082041

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF AK MANAGEMENT CORPORATION

AK Management Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the Corporation), does hereby certify the following:

FIRST: The Certificate of Incorporation is hereby amended by deleting the present Article FOURTEENTH in its entirety, and inserting a new Article FOURTEENTH as follows:

FOURTEENTH:	Subject to any conflicting or limiting provisions of the statutes of the State of Delaware, this Certificate of Incorporation, or the Bylaws of the Corporation, the Stockholders shall be authorized to adopt, amend or repeal the Bylaws, acting by the affirmative vote of a majority of the shares of Class A stock and Class K stock issued and outstanding, voting separately as a class, and to exercise any and all powers and privileges and to do any and all acts and things as may be exercised or done by the Corporation. However, no amendment or repeal of any valid Bylaws shall invalidate any prior valid action of the Board of Directors or Stockholders.

SECOND: The Corporation has not received any payment for any of its stock.

THREE: The foregoing amendment was approved by the sole incorporator of the Corporation, no directors having been named in the original Certificate of Incorporation, or having been elected to office.

FOURTH: The foregoing amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

In witness whereof, this certificate of amendment is executed by the Sole Incorporator of the Corporation in accordance with Section 103 of the General Corporation Law of the State of Delaware.

DATED:	Mar 22, 1989	AK Management Corporation

John D. Hushon, Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 01/18/1994 944000755 – 2190200

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

AK MANAGEMENT CORPORATION

THE UNDERSIGNED, being the President of AK MANAGEMENT CORPORATION, hereby certifies that:

FIRST: The name of the Corporation is AK MANAGEMENT CORPORATION.

SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of state of the State of Delaware on March 13, 1989.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation by deleting the present first Article and by substituting in lieu thereof a new first Article, which shall read in full as follows:

“FIRST: The name of the Corporation is: AK Steel Corporation.”

FOURTH: This amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the unanimous written consent of the Board of Directors of the Corporation and by the unanimous written consent of the shareholders of the Corporation.

IN WITNESS WHEREOF, AK MANAGEMENT CORPORATION has caused this Certificate of Amendment to be executed this 14th day of January, 1994.

AK MANAGEMENT CORPORATION

Name:	Thomas C. Graham
Title:	President & CEO

Attest:

Name:	Randall F. Preheim
Title:	Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 04/06/1994 944058254 – 2190200

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AK STEEL CORPORATION

THE UNDERSIGNED, being a natural person for the purposes of amending and restating the certificate of Incorporation of AK Steel Corporation, as currently in effect, under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1. The name of the Corporation is AK Steel Corporation.

2. The Corporation was originally incorporated under the name of AK Management Corporation and its original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 13, 1989. The name of the Corporation was subsequently changed to AK Steel Corporation pursuant to the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on January 18, 1994.

3. This Amended and Restated Certificate of Incorporation has been duly executed and attested in accordance with the applicable provisions of Sections 103, 242 and 245 of the DGCL.

4. This Amended and Restated Certificate of Incorporation has been duly authorized and adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the DGCL.

5. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

FIRST: The name of the Corporation is AK Steel Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of

Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred (100), all of which shall be Common Stock having a par value of $.01 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot. In furtherance and not in limitation of the powers conferred by law, and subject to the provisions of the Certificate of Incorporation, the By-laws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new By-laws may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, or by unanimous written consent of the directors, or by the affirmative vote of the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting.

SIXTH: A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Article SIXTH nor the adoption

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of any provision of the Certificate of Incorporation inconsistent with this Article SIXTH shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SEVENTH: (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was, at any time prior to or during which this Article SEVENTH is in effect, a director, officer, employee or agent of the Corporation, or is or was, at any time prior to or during which this Article SEVENTH is in effect, serving at the request of the Corporation as a director, officer, employee or agent or in any similar capacity of any other corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

(b) Expenses (including attorneys’ fees) incurred in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding, upon receipt by the corporation of a written undertaking by or on behalf of the director or officer to repay such amount unless it ultimately shall be determined that such person is entitled to be indemnified by the Corporation as provided herein.

(c) It is the intent of the Corporation to indemnify the persons referred to in this Article SEVENTH to the fullest extent permitted by law with respect to any action, suit or proceeding arising from events that occur prior to or during the time in which this Article SEVENTH is in effect. The indemnification provided by this Article SEVENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled

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under any law, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such director or officer, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such director or officer.

(d) The indemnification provided by this Article SEVENTH shall be subject to all valid and applicable laws, and, in the event this Article SEVENTH or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article SEVENTH shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation on this 6th day of April, 1994.

AK STEEL CORPORATION

By:

	Name:	Thomas C. Graham
	Title:	Chief Executive Officer

Attest:

By:

	Name:	Randall F. Preheim
	Title:	Secretary

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 09/30/1999 991412639 – 2190200

CERTIFICATE OF MERGER

OF

ARMCO INC.

INTO

AK STEEL CORPORATION

In accordance with Section 252 of the General Corporation Law of the State of Delaware the undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) of the merger (the “Merger”) are as follows:

Name	State of Incorporation

Armco Inc.	Ohio
AK Steel Corporation	Delaware

SECOND: The Agreement and Plan of Merger, dated as of May 20, 1999 (the “Merger Agreement”), among Armco Inc. (“Armco”), AK Steel Holding Corporation and AK Steel Corporation (“AK Steel”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”).

THIRD: AK Steel will be the surviving corporation (the “Surviving Corporation”) in the Merger. The name of the Surviving Corporation is AK Steel Corporation.

FOURTH: The Certificate of Incorporation of AK Steel, as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 703 Curtis Street Middletown, Ohio 45043.

SIXTH: On request, the Surviving Corporation will furnish without cost a copy of the Merger Agreement to any stockholder of any Constituent Corporation.

SEVENTH: The authorized capital stock of Armco, an Ohio corporation, consists of 150,000,000 shares of common stock, 6,697,231 shares of Class A Preferred Stock and 5,000,000 shares of Class B Preferred Stock.

EIGHTH: The Merger shall be effective under the General Corporation Law of the State of Delaware upon the filing of this Merger Certificate.

IN WITNESS WHEREOF, AK Steel Corporation has caused this certificate to be signed as of the 28th day of September, 1999.

AK STEEL CORPORATION

By:

	Name:	John G. Hritz
	Title:	Exec. Vice President

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/03/2002 020004669 – 2190200

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DDI HOLDING, INC.

INTO

AK STEEL CORPORATION

AK Steel Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation was incorporated on the 13th day of March, 1989, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the outstanding shares of the stock of DDI Holding, Inc., a corporation incorporated on the 18th day of June, 1999, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members of the Board effective on the 1st day of January, 2002, determined to merge into itself DDI Holding, Inc.:

RESOLVED, that the Corporation merge, and it hereby does merge, into itself DDI Holding, Inc. and assumes all of its obligations;

RESOLVED FURTHER, that the merger shall be effective January 1, 2002 or, if later, on the date of filing the Certificate of Ownership and Merger with the Secretary of the State of Delaware; and

RESOLVED FURTHER, that any one or more of the officers of the Corporation be, and he, she or they hereby are, authorized and directed to execute a Certificate of Ownership and Merger with the Secretary of the State of Delaware and take whatever other action is necessary or appropriate on connection with carrying out the intent of the foregoing resolutions.

FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to its becoming effective.

FIFTH: That, pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Ownership and Merger shall be effective as of January 1, 2002 or, if later on the date of filing this Certificate of Ownership and Merger with the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Brenda S. Harmon, its Secretary, effective as of the 1st day of January, 2002.

AK STEEL CORPORATION

By:

Brenda S. Harmon
Secretary

State of Delaware Secretary of State Division of Corporations Delivered 01:40 PM 06/30/2004 FILED 01:32 PM 06/30/2004 SRV 040483513 – 2190200 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

AK STEEL CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

AK STEEL CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed on June 1, 2004

/s/ David C. Horn
Name: David C. Horn
Title: Secretary

DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)